UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2026

HELIOS TECHNOLOGIES, INC.

(Exact name of Registrant as Specified in Its Charter)

Florida	001-40935	59-2754337
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7456 16th St E
Sarasota, Florida		34243
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 941 362-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $.001 Par Value	HLIO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2026, Helios Technologies, Inc. (the “Company”) held its 2026 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the shareholders of the Company, upon recommendation of the Company’s Board of Directors (the “Board”), approved the amendment and restatement of the Helios Technologies, Inc. 2023 Equity Incentive Plan (the “2023 Plan”).

The amendment and restatement of the 2023 Plan modifies the terms of the 2023 Plan to increase the shares of common stock, par value $0.001 per share, of the Company (“Common Stock”) available for awards thereunder by 1,000,000 shares. The Board approved the Amendment upon recommendation of the Compensation Committee of the Board, after consideration of its alignment with the Company’s compensation philosophy and long-term incentive objectives. Other than such share increase, the amended and restated 2023 Plan does not make any other material changes to the 2023 Plan.

The foregoing description of the amended and restated 2023 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the amended and restated 2023 Plan, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Four proposals described fully in the 2026 Proxy Statement of the Company were presented for approval at the Annual Meeting. As of the record date, 33,046,358 shares of Common Stock were outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 29,462,603 shares of Common Stock were represented in person or by proxy; therefore, a quorum was present.

The shareholders of the Company voted on the following three matters:

Proposal 1. Election of Directors

Laura Dempsey Brown, Cariappa Chenanda and Alexander Schuetz were elected as directors to serve for a term expiring on the date of the Company’s 2029 Annual Meeting. Laura Dempsey Brown, Cariappa Chenanda and Alexander Schuetz were previously elected to serve as directors for a term expiring on the date of the Annual Meeting. Ian Walsh was elected as director to serve for a term expiring on the date of the Company’s 2027 Annual Meeting. All directors serve until their respective successors are elected and qualified or until their earlier resignation, removal from office or death. The votes cast for and withheld were as follows:

Director	For	Against	Abstain	Broker Non-Votes
Laura Dempsey Brown	26,201,933	1,547,698	20,407	1,692,565
Cariappa Chenanda	26,433,807	1,315,789	20,442	1,692,565
Alexander Schuetz	26,372,584	1,377,098	20,356	1,692,565
Ian Walsh	26,661,742	1,086,395	21,901	1,692,565

Proposal 2. Ratification of the Appointment of Independent Registered Public Accounting Firm

The proposal to ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm to audit the consolidated financial statements of the Company for the year ending January 2, 2027, as disclosed in the Company’s 2026 Proxy Statement, received the following votes:

For	28,894,546
Against	303,496
Abstain	264,561
Broker Non-Votes	N/A

Proposal 3. Advisory Vote to Approve Named Executive Officer Compensation

The proposal to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s 2026 Proxy Statement, received the following votes:

For	27,181,272
Against	345,922
Abstain	242,844
Broker Non-Votes	1,692,565

Proposal 4. Approval of the Amendment and Restatement of the Helios Technologies, Inc. 2023 Equity Incentive Plan

The proposal to approve the amendment and restatement of the Helios Technologies, Inc. 2023 Equity Incentive Plan, received the following votes:

For	26,814,607
Against	713,697
Abstain	241,734
Broker Non-Votes	1,692,565

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Helios Technologies, Inc. 2023 Equity Incentive Plan (incorporated by reference to Appendix B to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed on May 4, 2026)

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HELIOS TECHNOLOGIES, INC.

Date:	June 15, 2026	By:	/s/ Jeremy Evans
Jeremy Evans Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)